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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 23, 1998


                                 WavePhore, Inc.
             (Exact name of registrant as specified in its charter)



Indiana                        0-24858                  86-0491428
(State or other              (Commission                (IRS Employer
jurisdiction of              File Number)               Identification Number)
incorporation)


                   3311 North 44th Street, Phoenix, AZ 85018
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (602) 952-5500



                        Not Applicable
(Former name or former address, if changed since last report)


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Item 5.  Other Events.

     Effective as of December 23, 1998, the Company sold in a private placement to an institutional investor 879,116 shares of Common Stock and a warrant to purchase 250,000 shares of Common Stock for $7,500,000. Funds were wired to the Company on December 24, 1998, and final documents executed on January 11, 1999. The warrants are exercisable for a period of five years at an exercise price of $10.66. Subject to various conditions, the Company has the right to require the investor to purchase additional shares and warrants for an additional $7,500,000 on or before March 31, 1999, unless otherwise extended pursuant to the terms of the Securities Purchase Agreement. The net proceeds of the offering will be used for working capital and general corporate purposes. The terms of the private placement are more fully set forth in the Securities Purchase Agreement attached as Exhibit 10.1. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to a Registration Rights Agreement attached as Exhibit 4.2, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock, including shares underlying the warrants.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

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
Exhibit
Number                     Description                                      Page
------                     -----------                                      ----
4.1                        Form of Warrant

4.2                        Registration Rights Agreement

10.1                       Securities Purchase Agreement
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WAVEPHORE, INC.



Dated: January 12, 1999          Kenneth D. Swenson
                                 Executive Vice President, Chief Financial
                                 Officer and Treasurer
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                                     Exhibit Index



Exhibit
Number                     Description
------                     -----------

4.1                        Form of Warrant

4.2                        Registration Rights Agreement

10.1                       Securities Purchase Agreement